                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Capital Appreciation Fund:

We consent to the use in this  Registration  Statement of Oppenheimer  Capital
Appreciation  Fund of our report dated  September  22,  2003,  included in the
Statement  of  Additional  Information,  which  is part  of such  Registration
Statement,  and to the  references  to our firm under the headings  "Financial
Highlights"  appearing  in  the  Prospectus,   which  is  also  part  of  such
Registration  Statement and "Independent  Auditors" appearing in the Statement of Additional Information.

/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
October 22, 2003